Exhibit 5.1

March 30, 2009

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

Attn: P. Jerome Richey

Executive Vice President – Corporate Affairs,

Chief Legal Officer and Secretary

Ladies and Gentlemen:

We have acted as counsel to CONSOL Energy Inc., a Delaware corporation (the “Corporation”), in connection with the proposed issuance by the Corporation of up to 44,275,000 shares (the “Shares”) of the Corporation’s common stock, $0.01 par value per share, in connection with the Corporation’s filing of a prospectus supplement, dated March 25, 2010, and the accompanying prospectus, dated May 30, 2008, filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (collectively, the “Prospectus Supplement”), covering the offering and sale of 38,500,000 Shares and up to 5,775,000 additional Shares which may be sold at the underwriters’ option to cover over-allotments. The Prospectus Supplement forms a part of the Registration Statement on Form S-3 (Registration No. 333-151292) filed by the Corporation under the Securities Act of 1933 (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) on May 30, 2008 (the “Registration Statement”).

We have examined and relied upon the Prospectus Supplement, the Registration Statement, the Purchase Agreement dated March 25, 2009, among the Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A thereto (the “Underwriting Agreement”), the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, the corporate minute books of the Corporation as provided to us by the Corporation, and originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinion set forth herein.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Corporation. As to any facts material to the opinion expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Corporation and of its officers, directors and other representatives.

We have assumed that, other than with respect to the Corporation, all of the documents referred to in this opinion letter have been duly authorized by, have duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and upon the issuance and delivery of the Shares and the receipt by the Corporation of all consideration therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to the applicability or compliance with or effect of federal law or the law of any other jurisdiction other than the General Corporation Law of Delaware.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to a Current Report on Form 8-K and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

It is understood that this opinion is to be used only in connection with the sale of the Shares while the Registration Statement is in effect.

Very truly yours,

BUCHANAN INGERSOLL & ROONEY PC

By:	/s/ Lewis U. Davis, Jr.
Lewis U. Davis, Jr.